UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2012

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-027334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1159, Atlanta, GA 30309
(Address of principal executive offices)

(404) 551-5274
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 14, 2012, the board of directors (the “Board”) of Sibling Group Holdings, Inc. (the “Company”), accepted the resignation of Rob Copenhaver, who had served as a director of the Company since December 2011. There were no disagreements or disputes between the Company and Mr. Copenhaver, who cited the inability to spend the necessary time on the responsibilities of director of the Company, relative to his family and business needs. The Board thanks him for his time and contribution over the last year.

(c)

On November 14, 2012, the Board approved the appointment of Mr. Neal Sessions as Interim Chief Executive Officer and Chief Financial Officer of the Company. Mr. Sessions is expected to join the Company, effective December 1, 2012. There are no family relationships between Mr. Sessions and any member of the Company’s Board or any executive officer of the Company.

Mr. Sessions is a senior executive with extensive experience in finance and management. He was awarded a bachelors degree in economics from Emory University, Atlanta, Georgia in 1985. He completed an MBA in Finance from the Goizueta School of Business, Emory University, Atlanta, Georgia, in 1987. He became a certified public accountant (CPA) in 1993. He is also an attorney having completed his JD at Georgia State University in 2002, and was admitted to practice in Georgia in 2004.

His career includes roles in accounting and internal audit with the The Coca-Cola Company from 1988 to 2000. From 2000 until 2011, he held a number of senior positions in finance with SunTrust Bank, Atlanta, Georgia, including as Chief Financial Officer of their GenSpring Family Offices subsidiary. There, he oversaw the financial interests of the high net worth advisory firm with approximately $20 billion of assets under management, 700 client families, 15 office locations, and 350 associates. He was responsible for all financial processes including profit improvement opportunities, development of business cases, operating plans and budgets, and financial management reporting. Reported to COO and served on GenSpring’s Senior Management Team, Risk Committee, Valuation Committee, and Technology Approval Committee.

Mr. Sessions compensation is currently being finalized, but is generally expected to include a starting annual base salary of $120,000 per year, and performance bonuses and stock options, commensurate with other similarly situated members of senior management. The compensation plan is currently being finalized and is under review by the compensation committee of the Company’s Board.

(d)

(1)

On November 3, 2012, by written consent of the Board, the Board appointed Dr. Andrew Honeycutt to be a director of the Company, to fill an open position on the Board. There are no arrangements or understandings pursuant to which Dr. Honeycutt was appointed as a director of the Company.

Dr. Andrew Honeycutt, Age 70, holds a Doctorate in Business from Harvard, an MBA from Boston University, and has an extensive background in education and the teaching profession, including positions with a number of HBCU's (Historical Black Colleges and Universities), deeply committed to the teaching profession. He has served as Dean and Director at a number of colleges and universities, and has successfully implemented virtual classes and remote teaching as well as other leading teaching technologies.

Dr. Honeycutt has been an advisor on marketing strategy, strategic planning, management training, global business leadership and entrepreneurship for many Fortune 500 companies, and foundations. He also has authored many academic papers and journal articles, many focused on the educational learning process, and the impact of new teaching approaches, and technologies. His much utilized business expertise is evidenced by his service on advisory boards and boards of directors to businesses, banks, community organizations, and foundations (including The Kaufman Foundation and The Society of HBCU Fellows).

From 2007-present, Dr. Honeycutt has been the Distinguished Business Fellow and Director of the Business Undergraduate Program, Shorter College, Rome, GA. From 2005 to 2007, he was Dean of the Akio Morita School of Business, Anaheim University. From 2003 to 2005, he was Dean of the College of Business and Information Technology, Argosy University/Atlanta. From 1999 to 2003, he was Dean, School of Business and Management, Director of Economic Research and Development Center, University of Arkansas at Pine Bluff, Pine Bluff, Arkansas. From 1991 to 1994, he was Dean, School of Business, Savannah State College, Savannah, Georgia. Prior to 1994, Dr. Honeycutt held a number of teaching positions in leading universities nationwide.

Directors’ responsibilities, in all situations, include: (1) the supervision and evaluation of faculty members; (2) the establishment of a business advisory board; (3) the development of an evening and weekend program of graduate study; (4) the scheduling of classes and the assignment of faculty; (5) the coordination of an accreditation effort; and (6) the implementation of a online learning environment.

Directors of the Company do not, at this time, receive any cash compensation for their services to the Company as directors. Dr. Honeycutt will initially serve on the audit committee of the Board. Dr. Honeycutt will serve as a director until the 2013 annual meeting of shareholders, and until his successor is elected and qualified.

(2)

On November 14, 2012, the Company’s Board appointed Mr. Peirce Sullivan as a director of the Company. There are no arrangements or understandings pursuant to which Mr. Sullivan was appointed as a director of the Company.

Mr. Sullivan is Vice President at Greenwich Group International, Inc., a real estate investment group, where Mr. Sullivan is specifically responsible for development of a “green”, environmentally friendly portfolio. He joined Greenwich in early 2012. From 2008 until 2010, Mr. Sullivan was an analyst in the real estate area, focused primarily on the hospitality and hotel market segment working with both domestic and international holdings. Mr. Sullivan has a Bachelors degree in finance from Notre Dame University, South Bend, Indiana, which was awarded in 2011.

Directors of the Company do not, at this time, receive any cash compensation for their services to the Company as directors. Mr. Sullivan will initially serve on the compensation committee of the Board. Mr. Sullivan will serve as a director until the 2013 annual meeting of shareholders, and until his successor is elected and qualified.

(e)

Information with respect to the compensation arrangements of Mr. Neal Sessions, as the new Interim Chief Executive Officer and Chief Financial Officer of the Company, that is contained in Item 5.02(c) of this Current Report on Form 8-K (this “Report”), is hereby incorporated by reference into this Item 5.02(e).

Item 7.01

Regulation FD Disclosure.

On November 16, 2012, the Company entered into a letter of intent (the “Letter of Intent”) to acquire Funutation Tekademy LLC (“Funutation”), an Ohio company which specializes in STEM (Science, Technology, Engineering and Math) training for children, generally from the ages of 7 to 17. The transaction is subject to due diligence by both parties, and an audit of the books and records of Funutation. Except for certain provisions related to confidentiality of information, the Letter of Intent is non-binding on either party, and is subject to further execution and delivery of definitive documentations to close the transaction.

The consideration that is contemplated is the issuance of 200,000 shares of restricted common stock in the Company, to be issued in a share exchange transaction with a newly formed wholly owned subsidiary of the Company. It is expected that the transaction could close within sixty (60) days. The current sole member of Funutation, Ted Jordon, will be employed as the President of the subsidiary, and he will assist in expansion of the current business, and in the evaluation and acquisition of other STEM related businesses under consideration by the Company. Additional information about Funutation can be found at their web site, http://www.funutation.com/.

Item 8.01

Other Events.

(1)

On November 14, 2012, the Board voted to expand the number of directors of the Company to ten (10), allowing for additional participants going forward, primarily based on expanded operations and business interests.

(2)

On November 14, 2012, the Board appointed Dr. Honeycutt (as described in Item 5.02(d)(1) of this Report) and Dr. Amy Savage-Austin to the audit committee. Both have extensive experience in finance and accounting with both public and private companies.

(3)

On November 14, 2012, the Board appointed Mr. Michael Hanlon and Mr. Peirce Sullivan (as described in Item 5.02(d)(2) of this Report) to the compensation committee. Both are focused on the proper compensation levels for management, employees, and the Board. They expect to set guidelines for all levels in the next ninety (90) days, with respect to both salary levels and within the 2012 Incentive Stock Plan, approved during the Annual Meeting of Shareholders of the Company held in August 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Signature		Date

By:	/s/ Gerald F. Sullivan	November 21, 2012
Name:	Gerald F. Sullivan
Title:	Chairman